Exhibit 1

                             Joint Filing Agreement
                             ----------------------

         Each of the persons signing below hereby agrees that the Schedule l3G to which this Joint Filing Agreement is attached is filed on behalf of each of them.

Dated:  February 13, l998

                                             /s/ Saul P. Steinberg
                                             .......................
                                                 Saul P. Steinberg


                                             /s/ Robert M. Steinberg
                                             .......................
                                                 Robert M. Steinberg


                                             /s/ Anne Steinberg
                                             .......................
                                                 Anne Steinberg


                                             /s/ Roni Sokoloff
                                             .......................
                                                 Roni Sokoloff


                                             /s/ Lynda Jurist
                                             .......................
                                                 Lynda Jurist